UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2013

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 25, 2013, Blackstone Mortgage Trust, Inc. (the “Company”) completed its registered underwritten public offering of $150.0 million aggregate principal amount of its 5.25% Convertible Senior Notes due 2018 (the “Notes”) pursuant to an underwriting agreement, dated November 19, 2013, among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”). The Company also granted the Underwriters a 30-day option to purchase up to an additional $22.5 million aggregate principal amount of the Notes solely to cover overallotments pursuant to the underwriting agreement. The Notes were sold pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-190191) filed on July 26, 2013 and the related prospectus dated July 26, 2013, as supplemented by the prospectus supplement dated November 19, 2013.

Indenture and Notes

The Notes are governed by the Indenture, dated as of November 25, 2013 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of November 25, 2013, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes pay interest semi-annually on June 1 and December 1, commencing on June 1, 2014, at a rate of 5.25% per year, and mature on December 1, 2018, unless earlier converted or purchased by the Company. The Notes are the Company’s senior unsecured obligations that rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes, effectively junior to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of the Company’s subsidiaries as well as any of the Company’s existing or future indebtedness that may be guaranteed by any of its subsidiaries (to the extent of any such guarantee).

At any time prior to 5:00 p.m., New York City time, on the business day immediately preceding September 1, 2018, the Notes will be convertible at the option of the holder only upon the specified events and during the specified periods set forth in the following paragraph. Thereafter, the Notes will be convertible at the option of the holder at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. The Notes will initially be convertible at a conversion rate of 34.8943 shares of the Company’s class A common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $28.66 per share of class A common stock. The conversion rate is subject to adjustment upon certain events. Upon conversion, the Company’s conversion obligation will be satisfied in cash, shares of class A common stock or a combination thereof (subject to the Company’s right to deliver cash in lieu of all or a portion of such shares, based upon a Daily Conversion Value (as defined in the Indenture) calculated for each VWAP Trading Day (as defined in the Indenture) in the applicable 25 VWAP Trading Day Observation Period (as defined in the Indenture)).

Prior to 5:00 p.m., New York City time, on the business day immediately preceding September 1, 2018, the Notes will be convertible at the option of the holder only under the following circumstances:

(i) during any calendar quarter commencing after December 31, 2013 (and only during such calendar quarter), if the last reported sale price of the Company’s class A common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 115% of the applicable conversion price on each applicable trading day;

(ii) during the five consecutive business day period after any five consecutive trading day period, or the measurement period, in which the Trading Price (as defined in the Indenture) per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of the Company’s class A common stock and the applicable conversion rate on each such trading day; or

(iii) upon the occurrence of specified corporate events.

Upon a Fundamental Change (as defined in the Indenture), holders may require the Company to purchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but not including, the fundamental change purchase date. In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change.

The Indenture provides that the following are events of default under the Indenture: (a) failure to pay the principal of any Note (including the fundamental change purchase price) when due and payable on the maturity date, upon required repurchase, upon declaration of acceleration or otherwise; (b) failure to pay interest when due and such failure continues for 30 days; (c) failure to observe or perform any other covenant contained in the Notes or the Indenture and such failure continues for 60 days after the Company receives written notice from the Trustee or holders of at least 25% in aggregate principal amount of the Notes; (d) failure by the Company to comply with its obligation to convert the Notes into the amount of cash or the combination of cash and shares of class A common stock, if any, in accordance with the Indenture upon exercise of a holder’s conversion right and that failure continues for five business days; (e) failure by the Company to comply with its obligations regarding a consolidation, merger or sale; (f) failure by the Company to issue certain notices when due; (g) failure by the Company to pay beyond any applicable grace period, or the acceleration of indebtedness of the Company or any of its subsidiaries in an aggregate amount greater than $50.0 million (or its foreign currency equivalent at the time); and (h) certain events of bankruptcy, insolvency or reorganization involving the Company.

If certain bankruptcy and insolvency-related events of defaults with respect to the Company occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes will automatically become due and payable. If an event of default other than certain bankruptcy and insolvency-related events of defaults with respect to the Company occurs and is continuing, the Trustee by notice to the Company or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an event of default relating to certain failures by the Company to comply with reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The foregoing summary description of the material terms of the Base Indenture and the Supplemental Indenture is qualified in its entirety by the copies thereof which are attached as Exhibit 4.1 and Exhibit 4.2 (which includes the form of 5.25% Convertible Senior Notes due 2018 filed as Exhibit 4.3), respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting agreement, dated November 19, 2013, among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule II thereto.

4.1	Indenture, dated November 25, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated November 25, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 5.25% Convertible Senior Note due 2018 (included as Exhibit A in Exhibit 4.2).

5.1	Opinion of Venable LLP.

5.2	Opinion of Simpson Thacher & Bartlett LLP.

8.1	Opinion of Simpson Thacher & Bartlett LLP as to certain United States federal income tax matters.

12.1	Statement of computation of ratios of earnings to fixed charges.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2).

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: November 25, 2013	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Legal and Compliance

Exhibit Index

1.1	Underwriting agreement, dated November 19, 2013, among the Company, BXMT Advisors L.L.C. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule II thereto.

4.1	Indenture, dated November 25, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated November 25, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 5.25% Convertible Senior Note due 2018 (included as Exhibit A in Exhibit 4.2).

5.1	Opinion of Venable LLP.

5.2	Opinion of Simpson Thacher & Bartlett LLP.

8.1	Opinion of Simpson Thacher & Bartlett LLP as to certain United States federal income tax matters.

12.1	Statement of computation of ratios of earnings to fixed charges.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.2).

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.1).